SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported) January 5, 2000




                       MILLER BUILDING SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)




                                 Delaware
      (State or other jurisdiction of incorporation or organization)




                  0-14651                    36-3228778
     (Commission File number)     (I.R.S. Employer Identification No.)




              58120 County Road 3 South
              P.O. Box 1283
              Elkhart, Indiana                          46515
             (Address of principal executive offices)           (Zip Code)



                              (219) 295-1214
          (Registrant's telephone number, including area code)






Item 6.    Resignation of Registrant's Director


     On January 5, 2000, Steven F. Graver resigned as a Director of Miller Building Systems, Inc. Mr. Graver sited increased business demands and the desire to spend more time with his family as the reasons for his resignation.













SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date: January 10, 2000

                                By:  \Thomas J. Martini
                                     Thomas J. Martini,
                                     Secretary and Treasurer